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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 20, 1998

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               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

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                            FORM 8-K

                         CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                         APRIL 13, 1998

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                     SUNRISE MEDICAL, INC.
     (Exact Name of Registrant as Specified in its Charter)



     DELAWARE               0-12744               95-3836867
 (State or Other        (Commission File       (I.R.S. Employer
   Jurisdiction             Number)             Identification
of Incorporation)                                   Number)



      2382 FARADAY AVENUE
     CARLSBAD, CALIFORNIA                     92008
(Address of Principal Executive             (Zip Code)
           Offices)


                                (760) 930-1500
      (Registrant's telephone number, including area code)


                                NOT APPLICABLE
 (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.   OTHER EVENTS

          On April 13, 1998, Sunrise Medical, Inc. (the "Company") acquired Sentient Systems Technology, Inc. ("Sentient") pursuant to an Agreement and Plan of Merger (the "Merger Agreement") among the Company, Sentient, SSTI Acquisition, Inc., a wholly-owned subsidiary of the Company ("Sub"), and others. At the closing of the acquisition, Sub was merged into Sentient, and Sentient continued as the surviving corporation in the merger and is now a wholly-owned subsidiary of the Company. The Company issued 2,580,777 shares of its common stock at the closing, 193,272 shares of which are subject to a one-year escrow. The Company also assumed options to purchase shares of common stock of Sentient, which were converted into options to purchase 156,630 shares of common stock of the Company.

          On April 13, 1998, the Company issued a press release announcing the completion of the acquisition. The press release is filed as an exhibit hereto and is incorporated by reference herein.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

  (c)     Exhibits.

          99.1 Press Release, dated April 13, 1998, issued by Sunrise Medical, Inc.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SUNRISE MEDICAL, INC.


                              By:    /s/ Steven A. Jaye
                                     -----------------------------------------
                              Name:  Steven A. Jaye
                              Title: Senior Vice President, General Counsel and
                                     Secretary


Dated:    April 20, 1998